                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            DRCA MEDICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            DRCA MEDICAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)   Title of each class of securities to which transaction applies:

       .........................................................................
  2)   Aggregate number of securities to which transaction applies:

       .........................................................................
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

       .........................................................................
  4)   Proposed maximum aggregate value of transaction:

       .........................................................................
  5)   Total fee paid:

       .........................................................................

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount previously paid:

       .........................................................................
  2)   Form, Schedule or Registration Statement No.:

       .........................................................................
  3)   Filing Party:

       .........................................................................
  4)   Date Filed:

       .........................................................................

                            DRCA MEDICAL CORPORATION
            (formerly Doctors Rehabilitation Corporation of America)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1996


To the Stockholders of DRCA Medical Corporation:

     The Annual Meeting of Stockholders of DRCA Medical Corporation (the "Company") will be held at the Company's corporate offices at 3 Riverway, Suite 1430, Houston, Texas 77056, at 12:00 p.m., local time, May 9, 1996 for the following purposes:

          1. To elect Directors to serve until the 1997 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

          2. To ratify the selection by the Board of Directors of Price Waterhouse as independent accountants of the Company for the fiscal year ending December 31, 1996; and

          3. To amend the Articles of Incorporation to authorize the issuance of 10,000,000 shares of Preferred Stock;

          4. To amend the Articles of Incorporation to terminate certain limitations on the number of the Company's Directors; and

          5. To transact such other business as may properly come before the meeting.

          Common stockholders of record at the close of business on March 15, 1996 will be entitled to notice of and vote at the meeting.

                                        By order of the Board of Directors


                                        JEFFERSON R. CASEY, Secretary

Houston, Texas

Dated:  April 12, 1996


Please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                            DRCA MEDICAL CORPORATION
                             3 RIVERWAY, SUITE 1430
                             HOUSTON, TEXAS  77056


                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS

          This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of DRCA Medical Corporation (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 1996 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the Company's corporate offices at 3 Riverway, Suite 1430, Houston, Texas 77056, at 12:00 noon, local time, on Thursday, May 9, 1996. This Proxy Statement and the Proxy were first sent or given to the Company's stockholders on or about April 12, 1996.

          Only stockholders of record on March 15, 1996, (the "record date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

          The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

          The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, if such notice is received prior to 5:00 P.M., New York City time on Friday, May 3, 1996, or (ii) by attendance at the meeting and voting in person.

          Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                                 VOTE REQUIRED

          The Common Stock is the only voting security of the Company. As of the record date, there were 5,301,808 shares of Common Stock issued and 5,285,975 shares outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock owned on the record date. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting, assuming a quorum, is required for the approval of Items 1 and 2 set forth in the accompanying Notice. Assuming the presence of a quorum, the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of Items 3 and 4 set forth in the accompanying Notice. Proxies are being tallied by Continental Stock Transfer & Trust Company for stockholders who are not present at the Annual Meeting. A panel of three Judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions are considered as being present at the meeting for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining a quorum.

          With respect to the vote on Item 3 set forth in the accompanying notice regarding an amendment to the Company's Articles of Incorporation to authorize the issuance of preferred stock, Mr. Kauachi and Dr. and Mrs. Donovan, whose shares collectively represent 46.6% of the Company's outstanding Common Stock entitled to vote at the Annual Meeting, have agreed to vote in favor of
Item 3.

                                    ITEM 1
                      NOMINEES, DIRECTORS AND COMMITTEES


ELECTION OF DIRECTORS

          The number of directors elected to the Board can range from two to seven as provided in the Company's Bylaws. At the meeting four directors are to be elected to hold office until the next annual meeting of shareholders or until the successors of each shall be qualified. The four nominees are William F. Donovan, M.D., Jose E. Kauachi, Victor M. Rivera, M.D., and Thomas Conner. Messrs. Kauachi, Donovan and Rivera, are currently directors of the Company. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

          Messrs. Donovan, Kauachi, Rivera, and Conner have each consented to being named in this proxy statement and have agreed to serve if elected. Although it is not contemplated that any of these nominees will be unable to serve, if such a situation arises before or during the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

          Appearing below is certain biographical and other information with respect to each nominee.

               NAME                   AGE         POSITION
               ----                   ---         --------

          Jose E. Kauachi              57  Chairman of the Board,
                                           President & CEO
          William F. Donovan, M.D.     53  Director
          Victor M. Rivera, M.D.       54  Director
          Thomas M. Conner             51  Director

          JOSE E. KAUACHI, (age 57). Mr. Kauachi has served variously as President, Chairman of the Board, Chief Executive Officer and Treasurer of the Company since October 1986. Mr. Kauachi received his degree in Mechanical Engineering Route to Business Administration in 1965 from the University of Texas. Mr. Kauachi was an independent top management consultant specializing in projects in the medical field from 1984 through 1987. During this period he assisted start-up businesses and in the development of existing businesses, including the founding of the Company in 1986. As a top management consultant Mr. Kauachi performed management consulting work for the government of Mexico in connection with overall organization, strategic planning and finance. He also provided consulting services for Mexican and Spanish companies interested in establishing and developing business operations in the Southwestern United States. From 1974 through 1976, Mr. Kauachi was Director of the Mexico Division of Financiera de Nuevo Leon, SA de CV a Mexican investment bank; top management consultant for McKinsey & Company, Inc., a New York based international top management consulting firm, from 1972 through 1974; Project Manager for Banamex, a Mexican banking and industrial group from 1971 through 1972; and, international Credit Manager with the International Bank of America in San Francisco, California from 1969 to 1971. Mr. Kauachi served as Vice President and General Manager of Carte Blanche Corporation's credit card operations in Mexico from 1967 to 1969.

          Mr. Kauachi has been a Director of the Company since October 1986, served as a member of the Audit Committee until June 1, 1990, and has served as a member of the Compensation Committee since that date. Mr. Kauachi currently serves as Chairman of the Board, Chief Executive Officer and President.

          WILLIAM F. DONOVAN M.D., (age 53). Dr. Donovan has been engaged in the private practice of orthopedic surgery in Houston, Texas for over 21 years. Dr. Donovan received his B.S. degree from John Carroll University in 1964 and his medical degree from Loyola-Stritch Medical School, Chicago, Illinois, in 1968. Dr. Donovan's residency in orthopedic surgery was completed at Northwestern University in 1973. Dr. Donovan is a member of the American Board of Orthopedic Surgery, American Academy of Orthopedic Surgery, Houston Orthopedic Society, Texas Orthopedic Society, Harris County Medical Society, International Arthroscopy Association, Texas Medical Association, Western Orthopedic Association, and American Academy of Disability Evaluating Physicians, and is a Medical Review Officer.

          Dr. Donovan has been a Director of the Company since October 1986, served as a member of the Compensation Committee from election until June 1, 1990, and has served as a member of the Audit Committee since that date. Dr. Donovan served as Chairman of the Board until May 1992. He has also served as the Company's Medical Director, its primary advisor regarding strategic and operational issues related to the Company's orthopedic medicine and occupational healthcare programs, since inception.

          VICTOR M. RIVERA, M.D., (age 54). Dr. Rivera has been engaged in the practice of neurological medicine for over 24 years. Dr. Rivera received his medical degree from the National School of Medicine, Mexico in 1965. Dr. Rivera completed his residency in neurology at Wayne State University, Affiliated Hospital, Detroit, Michigan and Baylor College of Medicine, Houston, Texas in 1969. Dr. Rivera has served as Director of the Houston Neurological Center since 1977. He was with the Zimmerman Medical Clinic, Houston, Texas from 1975 to 1977. He served in the Neurology Department of Baylor College of Medicine, Houston, Texas from 1970 to 1975. Dr. Rivera is a member of the American Medical Association, American Academy of Neurology, Harris County Medical Association, Houston Neurological Society, International Rehabilitation Medicine Association, and the Texas Medical Association.

          Dr. Rivera has been a Director since May 1992 and has served as a member of the Audit Committee since election as a director.

          THOMAS M. CONNER (age 51). Mr. Conner has 25 years (20 years in healthcare) in senior management and consultation positions. He received his Bachelor of Science Degree in Accounting from California State University at Northridge in 1969. He attended graduate schools of business at both the University of Southern California and University of California at Los Angeles. Mr. Conner has been primarily self-employed since 1987 as an independent healthcare management and financial consultant and/or board of directors member
working with high growth potential organizations.   His services as a board
member have been limited to private, non-public companies. In March 1995 Mr. Conner formed a new company, J & C Acquisition Corporation (JCAC) which in April 1995, acquired in a private transaction most of the operating assets of Jackson & Coker, Inc. (d/b/a Jackson & Coker), a national physician recruitment firm based on Atlanta, Georgia. In September 1995, JCAC sold essentially all of its assets and liabilities in a private transaction to a group of four venture capital firms. Mr. Conner owns 100% of JCAC and serves as its President and Chief Executive Officer. Prior to 1987, Mr. Conner held various senior management positions with American Medical International, Inc. (1979-1984); MPDI, Inc. (1984-1985); United States Sales Corporation (1977-1979); Sunn Classic Pictures, Inc. (1974-1977); and American Hospital Supply Corporation (1969-1974).


COMMITTEES AND MEETINGS

          The Board of Directors held no formal meetings during 1995, however, the Board took action by unanimous written consent on 14 occasions.

          The Board of Directors has standing Audit and Compensation Committees. The 1996 Audit Committee will be composed of Dr. Rivera. The Compensation Committee is comprised of only one member, Mr. Jose E. Kauachi.

          AUDIT COMMITTEE. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions.

          COMPENSATION COMMITTEE. The Compensation Committee's functions are to recommend to the Board the salary ranges and other remuneration payable to the officers and the managerial and technical personnel of the Company, to establish the remuneration payable to officers, to administer the Company's compensation and option plans designed primarily for the benefit of officers and key employees, and if it deems appropriate, to recommend the adoption of new plans
or amendments to existing plans.   Since Mr. Kauachi was the only member of the
Compensation Committee during 1995,
no formal committee meetings were held. Mr. Kauachi made recommendations regarding compensation matters as necessary to the Board of Directors and all matters pertaining to Mr. Kauachi's compensation were approved by unanimous consent of all other Directors of the Company.

          The Company has no nominating committee or any committee serving a similar function.


DIRECTORS' COMPENSATION

          Except for Mr. Conner, no directors receive any compensation for attendance at Board and Committee meetings. In order to compensate Mr. Conner for his participation on the Board of Directors, the Company has agreed to issue to Mr. Conner options to acquire 2,000 shares of the Company's Common Stock at a price of $3.00 per share, such options to vest one-twelfth per month. All Directors are entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.


                                     ITEM 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

          Price Waterhouse has been selected by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 1996. Price Waterhouse is a nationally recognized accounting firm and has acted as the Company's independent accountants since December 14, 1990. The firm is familiar with the operations of the Company and has offices easily accessible to those of the Company.

          The Board of Directors recommends that the selection of Price Waterhouse be ratified by the stockholders. Ratification of the selection of accountants is not required; however, the Board of Directors is submitting this matter to the stockholders in order to enhance their participation in this aspect of the Company's affairs. If the stockholders do not ratify the selection of Price Waterhouse, this selection of independent accountants will be reconsidered by the Board of Directors.

          A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.



                                     ITEM 3
                             PROPOSED AMENDMENT TO
           ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK


          The Board of Directors has approved, and recommends to the shareholders, the adoption of an amendment to the Company's Articles of Incorporation which would create a new class of 10,000,000 shares of Preferred Stock, par value, $.01 per share ("Preferred Stock"). The text of Article IV as it is proposed to be revised is set forth in Appendix A hereto. Shareholders are urged to carefully review the text of the proposed amendment.

          If the proposed amendment is approved, the Board of Directors will be authorized to establish, designate and issue from time to time one or more series of Preferred Stock, without further authorization of the Company's Shareholders, and to fix the number of shares and the relative rights and preferences of the authorized shares of each such series. Shares of Preferred Stock may vary by series as to dividend rates, voting powers, conversion or exchange privileges, redemption obligations or privileges, liquidation preferences and any other relative rights and preferences determined by the Board which are consistent with Texas law and the Company's Articles of Incorporation then in effect.

          The Articles of Incorporation do not provide preemptive rights to holders of any shares or securities, irrespective of when they are issued, so any Preferred Stock actually issued by the Company will be without preemptive rights.

          The Board of Directors believes that the proposed creation of a class of Preferred Stock is desirable at this time to permit the Company to readily take advantage of future business opportunities that may arise which may call for the use of preferred stock. This amendment will permit the Company, among other possible uses, to raise additional capital or make stock acquisitions. If the creation of a class of Preferred Stock is postponed until a specific need arises, excessive time and expense could be consumed incident to obtaining last minute shareholder approval, and delays could be to the detriment of the Company and its Shareholders.

          If so determined by the Board of Directors, any series of Preferred Stock may have full voting rights with the Common Stock or superior or limited voting rights and may have equal or superior rights to receive dividends or liquidating distributions. As a result, any series of Preferred Stock could have rights which could adversely affect the voting power or dividend or liquidation rights of the Common Stock. It is the present intention of the Board of Directors not to seek Shareholder approval prior to any issuance of any series of Preferred Stock, unless otherwise required by applicable law or regulations, stock exchange rules or pursuant to the Articles of Incorporation.


          The Company is currently negotiating the terms of an Investment Agreement (the "Investment Agreement"), with Chartwell Capital Investors, L.P. ("Investor"), pursuant to which the Company expects to issue to Investor a promissory note (the "Note") in the original principal amount of $2,500,000.
The Company anticipates using the proceeds of the Note for future acquisitions and general working capital purposes. Pursuant to the anticipated terms of the Investment Agreement, upon the requisite approval by the Company's Shareholders of the amendment described above and filing of the Articles of Amendment (and Statement of Designations with respect to the Series A Preferred Stock described below) with the appropriate authorities, subject to certain limited exceptions, the principal outstanding on the Note, together with accrued interest thereon, may be converted by either the Company or the Investor into shares of the Company's Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock") at a conversion rate of $100 per share. The Series A Preferred Stock is expected to have substantially the rights and preferences set forth in Appendix B. Consummation of the transaction is subject to completion of definitive agreements and due diligence. The Company anticipates that this transaction will close in April 1996; provided, however, there can be no assurance that the transaction will close within that time frame or at all.


          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK.



                                     ITEM 4
                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
            TO DELETE CERTAIN LIMITATIONS ON THE NUMBER OF DIRECTORS

          The Board of Directors has approved, and recommends to the shareholders, the adoption of an amendment to the Company's Articles of Incorporation to delete the provisions fixing the number of directors of the Company currently set forth in Article XV of the Articles of Incorporation. The language to be deleted from Article XV is set forth in Appendix A hereto. Shareholders are urged to carefully review the text of the proposed amendment.

          Article XV of the Company's Articles of Incorporation, as well as
Section 3.02 of the Company's Bylaws, currently provides that the number of directors constituting the Company's Board of Directors shall be no fewer than two (2) nor more than seven (7). As reflected in Appendix A hereto, the Company proposes to delete this restriction. The Company's Board of Directors currently consists of four (4) directors. On occasion, the Company enters into financing, capital raising or other transactions pursuant to which, as a condition to consummation of such transaction, the other party requests the ability to designate one or more members of the Company's Board of Directors. Although the Company does not currently anticipate the need to expand its Board of Directors to more than seven members, in order to maintain maximum flexibility for the Company to enter into such transactions, the Company believes that this restriction should be terminated, so that the Directors can determine the maximum and minimum size of the Company's Board of Directors without having to seek shareholder approval in the event that such number exceeds seven or is less than two.


          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO DELETE CERTAIN LIMITATIONS ON THE NUMBER OF THE COMPANY'S DIRECTORS.

                               EXECUTIVE OFFICERS

          The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

NAME OF INDIVIDUAL                  AGE                             CAPACITY
- ------------------                  ---                             --------

Jose E. Kauachi                      57               Chairman of the Board, President, and
                                                        Chief Executive Officer
Jefferson R. Casey                   44               Senior Vice President, Secretary and
                                                        Treasurer
Johnny L. Sanders                    47               Senior Vice President

Gerardo "Nick" Flores                36               Vice President and Regional
                                                        Coordinator

        Biographical information with respect to Mr. Kauachi was previously described under Item 1. Biographical information with respect to the other executive officers is as follows:

        JEFFERSON R. CASEY (age 44) is presently serving as Senior Vice President, Secretary, and Treasurer, and has served variously as Executive Vice President and President since December 3, 1991. Mr. Casey was Vice President, Chief Financial Officer and on the Board of Directors of Avanti Health Systems, Inc. from December 19, 1988 until March 15, 1991. Mr. Casey was self-employed as a management and financial consultant from March 15, 1991 until joining the Company in December 1991. From November 7, 1979 until December 18, 1988 he served as Vice President of Finance, Chief Financial Officer with Community Health Computing, Inc. Mr. Casey was Controller of Arbuckle Electrical Machinery, Co., Inc. from April 6, 1978 to December 17, 1979, and served as a Commercial Banking Officer with Houston Citizens Bank & Trust from January 1, 1976 through April 15, 1978. Mr. Casey received a Master of Business Administration in Finance and a Bachelor of Business Administration in Marketing from the University of Texas.


        JOHNNY L. SANDERS (age 47) has served as the Senior Vice President since March 31, 1993. Mr. Sanders joined the Company on January 22, 1993 as a result of the Company's acquisition of Health Testing, Inc. Mr. Sanders served as CEO and President of Health Testing, Inc., (formerly Hearing Testing, Inc.), a company founded by him in 1979, providing a range of services to industries through its six mobile testing units and three occupational medical clinics which were all based in Houston, Texas. Mr. Sanders was in private audiology practice from 1970 to 1978. Mr. Sanders received his Masters Degree in Audiology from the University of Houston and completed his clinical audiology requirements at UTMB in Galveston. He performed his Clinical Fellowship Year for ASHA Certification at Baylor College of Medicine in Houston, Texas.

        GERARDO "NICK" FLORES (age 36) joined the Company on January 22, 1993 following the acquisition by the Company of Health Testing, Inc. Mr. Flores began serving as Vice President, Mobile and Clinical Operations on March 31, 1993. From March 1990 to January 1993, Mr. Flores served as General Manager of Health Testing, Inc. Mr. Flores joined Health Testing, Inc. on February 3, 1986 as an Industrial Health Technician and became responsible for the management of the mobile testing units in May of the same year. Mr. Flores was promoted to Manager of one of the medical clinics on May 1, 1989. Mr. Flores received his education at the University of Milwaukee, Wisconsin and the University of Houston, majoring in Business Administration. He is certified in Occupational Hearing Conservation, in Pulmonary Function Testing and in Phlebotomy. Mr. Flores is a member of the following professional associations: Associate Builders and Contractors, American Society of Safety Engineers, American Industrial Hygiene Association, American Society of Phlebotomy, and the Hispanic Chamber of Commerce.

        Each officer has been elected to serve until the 1996 Annual Meeting of the Board of Directors, which will be held immediately following the Annual Meeting. The Company anticipates that all of the officers will be re-elected to their positions at that time.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

        On March 15, 1996, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock, except as set forth below.


                                                  Amount and
                                                  Nature of
   Title of         Name and Address of           Beneficial        Percent
    Class            Beneficial Owner               Owner          of Class

Common Stock    Sharon Ann Donovan
                Three Riverway,  Suite 1430      1,101,500 shares (a)  20.8%
                Houston, Texas  77056
Common Stock    Jose E. Kauachi
                Three Riverway, Suite 1430       1,371,635 shares (b)  25.2%
                Houston, Texas  77056
Common          William F. Donovan, M.D.           290,250 shares (c)   5.3%
Stock           Three Riverway, Suite 1430
                Houston, Texas  77056
- -----------------------

(a) Sharon Ann Donovan, the spouse of William F. Donovan, M.D. (a director of the Company), disclaims any beneficial ownership with respect to securities owned by Dr. Donovan.

(b) Represents 1,197,281 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, and 23,604 shares of common stock owned by Mr. Kauachi's daughter, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife and daughter.

(c) Represents 140,250 shares of Common Stock presently owned and 100,000 shares of Common Stock which could be acquired upon exercise of a warrant by Dr. Donovan, (which warrant is currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Dr.

     Donovan disclaims any beneficial ownership with respect to shares of Common Stock owned by Sharon Ann Donovan, his spouse, who has sole voting and investment power as to such shares.


MANAGEMENT EQUITY OWNERSHIP

     Listed in the table below are the equity securities beneficially owned as of March 15, 1996, by directors, certain executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                                       Amount and
                                   Name and              Nature
         Title of                 Address of         of Beneficial     Percent
           Class               Beneficial Owner        Owner (a)      of Class

  Common Stock               William F. Donovan,       1,391,750 (b)     25.60%
                             M.D.
                             3 Riverway, Suite
                             1430
                             Houston, Texas  77056
  Common Stock               Jose E. Kauachi           1,371,635 (c)     25.23%
                             3 Riverway, Suite
                             1430
                             Houston, Texas  77056
  Common Stock               Victor M. Rivera,          2,037.88 (d)         *
                             M.D.
                             3 Riverway, Suite
                             1430
                             Houston, Texas  77056
  Common Stock               Johnny L. Sanders           109,823 (e)      2.05%
                             3 Riverway, Suite
                             1430
                             Houston, Texas  77056
  Common Stock               Directors and              2,963,495.88 (f) 51.42%
                             Executive Officers
                             as a group (seven
                             persons)

________________________

 *  Less than one percent

(a) The information as to beneficial ownership has been furnished by the respective directors and officers. Each person or group has sole voting and investment power unless otherwise indicated.

(b) Represents 140,250 shares of Common Stock presently owned,
    1,101,500 shares of Common Stock owned by Dr. Donovan's wife, and 100,000 shares of Common Stock which could be acquired upon exercise of a warrant by Dr. Donovan, (which warrant is currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Dr. Donovan disclaims any beneficial ownership with respect to shares of Common Stock owned by Sharon Ann Donovan, his spouse, who has sole voting and investment power as to such shares.

(c) Represents 1,197,281 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, and 23,604 shares of common stock owned by Mr. Kauachi's daughter, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife and daughter.

(d) Represents 500 shares of Common Stock presently owned and 1,537.88 shares of Common Stock (after dilution) which could be acquired upon exercise of warrants by Dr. Rivera.

(e) Represents 22,323 shares of Common Stock, and options to purchase 87,500 share of Common Stock (which options are currently exercisable).

(f) Represents 2,486,208 shares of Common Stock, options to purchase 275,750 shares of Common Stock, and warrants to purchase 201,537.88 shares of Common Stock (which options and warrants are exercisable within 60 days).


                             EXECUTIVE COMPENSATION
********************************************************************************

          The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer, and the four most highly compensated executive officers other than the CEO whose total compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION
                                                                                      LONG-TERM
                                                                                     COMPENSATION
            (a)                         (b)                      (c)                      (g)                 (i)
                                                                                      Securities
                                                                                      Underlying
                                                                                     Options/SARs            Other
Name and Principal Position                      Year                Salary               (#)             Compensation
   Jose E. Kauachi, CEO                          1995               $267,885            150,000               4,414/1/
                                                 1994               $245,774            100,000             $ 3,230/2/
                                                 1993               $278,300                  -             $33,303/3/

   Johnny L. Sanders,                            1995               $111,545             87,500                 877/4/
   Sr. Vice President

/1/ Comprised of $4,196 in term life insurance premium paid for the benefit of Mr. Kauachi and $218 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/2/ Comprised of $2,980 in term life insurance premiums paid for the benefit of Mr. Kauachi and $250 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/3/ Comprised of $30,204 of compensation which was used by Mr. Kauachi to repay previous cash advances made to him by the Company which advances arose primarily from personal tax liabilities incurred by Mr. Kauachi as a result of his contribution to the Company of his general partnership interest in Spectrum Imaging Centers - Houston I, Ltd., $2,320 in term life insurance premiums paid for the benefit of Mr. Kauachi, and $779 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/4/ Comprised of $877 paid by the Company into Mr. Sanders' 401(k) account as an employer matching contribution.

                                               Option/SAR Grants in Last Fiscal Year

                                                         Individual Grants
- ----------------------------------------------------------------------------------------------------------------------------------
      (a)                               (b)                         (c)                      (d)                     (e)
                                     Number of                  % of Total
                                    Securities                 Options/SARs
                                    Underlying                  Granted to
                                   Options/SARs                Employees in            Exercise or Base           Expiration
      Name                          Granted (#)                 Fiscal Year              Price ($/Sh)                Date
Jose E. Kauachi                      50,000                       56.02%                    $2.50                   2/2/2005
Johnny L. Sanders                    15,000                       16.81%                    $2.50                  1/22/2005


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END VALUE (1995)

            (a)                  (b)           (c)                        (d)                                    (e)
                                                                  NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                                                       UNDERLYING                            IN-THE-MONEY
                                                                       UNEXERCISED                          OPTIONS/SARS AT
                                SHARES                             OPTIONS/SARS HELD AT                        FY-END ($)
                             ACQUIRED ON      VALUE                     FY-END (#)
       NAME                  EXERCISE (#)  REALIZED ($)       EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE

Jose E. Kauachi                   0            $0                150,000               0              $168,750              $0
Johnny L. Sanders                 0            $0                 87,500               0              $ 13,125              $0

EXECUTIVE EMPLOYMENT CONTRACT

Since founding the Company in 1986 with William F. Donovan, M.D., Jose E. Kauachi has served in various executive capacities without the security of an employment agreement. On November 15, 1994, the Company entered into an employment agreement with Mr. Kauachi, to serve as the Company's President and CEO for a period of three years (plus optional one year renewals). Compensation during the term of the agreement includes the Company's standard employee benefits, dependent healthcare benefits, the use of an automobile and cellular telephone, long-term disability insurance equal to 50% of his base salary, the cost of a $1,000,000 term life insurance policy, and a base salary of $260,000 per year (which amount will increase annually based on the Consumer Price Index and which may also be increased at the discretion of the Board of Directors). Effective November 1, 1995, the Board of Directors voted to increase Mr. Kauachi's base compensation to $286,000. If Mr. Kauachi's employment is terminated without cause, he will receive compensation of $230,000, $200,000 and $150,000, respectively, in each of the three years following his termination. The Board of Directors may require him to consult with the Company for up to 40 hours and 20 hours per month in each of the first and second years, respectively, following termination as a condition to receiving this compensation. Mr. Kauachi has agreed during the term of his employment and for a period of one year thereafter not to compete with the Company. The Company may assign this agreement to any successors or assigns, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 40% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Kauachi may resign at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him terminate.

On January 22, 1993, the Company entered into an employment agreement with Johnny L. Sanders, to serve as the Company's Senior Vice President for a period of three years. Mr. Sanders' employment agreement was amended effective as of January 22, 1995, and, on January 22, 1995, Mr. Sanders executed a new employment agreement to be effective on January 22, 1996 (the date upon which his original employment agreement was to terminate). Pursuant to the terms of this new employment agreement, Mr. Sanders has agreed to serve as Senior Vice President for a period of two years (plus optional one year renewals). Compensation during the term of this agreement incudes the Company's standard benefits, the use of an automobile and cellular telephone, and a base salary of $120,000 per year (which amount may increase annually based on the Consumer Price Index depending upon the Company's performance and which may also be increased at the discretion of the Board of Directors). If Mr. Sanders' employment is terminated without cause, he will receive compensation of $40,000 if terminated during the first year of the agreement, and $20,000 if terminated during the second year of the agreement. Mr. Sanders has agreed during the term of his employment and for a period on one year thereafter not to compete with the Company. The Company may assign this agreement to any successor or assigns, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 40% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Sanders may resign at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him shall terminate.


REPORT ON REPRICING WARRANTS

On January 10, 1993, the Board of Directors of the Company approved the amendment of a 100,000 share warrant which was originally issued, in consideration for his giving personal guarantees of certain of the Company's debt and lease agreements, to Jose E. Kauachi on February 23, 1989, to expire on February 22, 1994. Effective February 22, 1994, the Company and Mr. Kauachi amended the warrant so that the strike price of the warrant was increased from $1.75 per share to $3.125 per share (the then current market price of each share underlying the warrant), certain provisions in the warrant which provided Mr. Kauachi anti-dilution protection upon the issuance of any additional shares of common stock were removed, and the expiration of the warrant was extended to February 22, 1999. Effective February 2, 1995, the Company and Mr. Kauachi further amended the warrant so that the strike price was decreased from $3.125 per share to $2.125 per share (the then current market price of each share underlying the warrant). In making this decision the Board of Directors considered Mr. Kauachi's past and present willingness to personally guarantee corporate obligations for the benefit of the Company and its shareholders. All things considered, the Board deemed it advisable and in the best interest of the Company to amend the warrant as indicated above.

Pursuant to the terms of his employment agreement dated January 22, 1993, Mr. Sanders was granted options to acquire 72,500 shares of the Company's Common Stock at a price of $4.5625 per share. Effective January 22, 1995, in connection with an amendment to such employment, the Board of Directors approved an amendment of the terms of Mr. Sanders' stock options so that the exercise price was decreased from $4.5625 per share to $3.50 per share (the then current market price of the Common Stock). In making this decision, the Board considered the Board's desire to provide incentive for Mr. Sanders' performance with respect to revenue and profit improvement as a means to enhance shareholder value. All things considered, the Board deemed it advisable and in the best interest of the Company to amend the stock options as set forth above.


********************************************************************************

                           RELATED PARTY TRANSACTIONS

                                                         Nature and Amount of
         Party               Relationship to Company           Interest
- ---------------------------  -----------------------  --------------------------
Pacati, Inc.                 Owned by Dr. William     Paid $210,099 in 1995 and
                             Donovan, a Director      $174,763 in 1994 for
                             and Jose E. Kauachi,     rental and/or leasehold
                             Chairman, President      improvement of the 6200
                             & CEO                    Gulf Freeway building.
                                                      In 1994 paid $26,959 on a
                                                      trade note payable to
                                                      Pacati, Inc. after
                                                      Pacati, Inc. agreed to
                                                      defer receipt of
                                                      approximately six months
                                                      of rental payments due on
                                                      the 6200 Gulf Freeway
                                                      building in response to
                                                      the Company's need to
                                                      restructure its cash flow
                                                      in 1993.

William F. Donovan, M.D.     Director                 Purchased a free-standing
                                                      medical clinic from the
                                                      Company on March 31,
                                                      1994, for $240,000
                                                      (original cost to the
                                                      Company was $190,000).
                                                      The Company recorded a
                                                      gain on the transaction
                                                      of $36,634.

William F. Donovan, M.D.     Director                 Effective February 2,
                                                      1995, the Company and Dr.
                                                      Donovan agreed to amend
                                                      his existing 100,000
                                                      share warrant (which
                                                      warrant was originally
                                                      granted in consideration
                                                      for Dr. Donovan's
                                                      personal guarantees of
                                                      certain of the Company's
                                                      debts and lease
                                                      agreements) to decrease
                                                      the strike price from
                                                      $3.125 to $2.125 (the
                                                      then current market price
                                                      of each share underlying
                                                      the warrant).

William F. Donovan, M.D.     Director                 In March 1995, the
                                                      Company reorganized its
                                                      Houston operations
                                                      whereby substantially all
                                                      medical and ancillary
                                                      services are provided by
                                                      a medical group
                                                      affiliated with the
                                                      Company.  In this regard,
                                                      the Company assisted in
                                                      the formation of a
                                                      professional limited
                                                      liability partnership
                                                      named PhysiCare, L.L.P.
                                                      ("PhysiCare").  Two of
                                                      the partners of
                                                      PhysiCare, Northshore
                                                      Orthopedics, P.A. ("NSO")
                                                      and Occupational Medicine
                                                      Associates of Houston,
                                                      P.A. ("OMA"), are
                                                      controlled by Dr.
                                                      Donovan.  In connection
                                                      with the reorganization,
                                                      the Company (i) advanced
                                                      PhysiCare a loan for up
                                                      to $1,000,000, which loan
                                                      is secured by all of the
                                                      assets of PhysiCare
                                                      (balance at December 31,
                                                      1995 was approximately
                                                      $261,000), and (ii)
                                                      advanced to Dr. Donovan
                                                      and NSO collectively a
                                                      loan of up to $500,000
                                                      which is collateralized
                                                      by approximately $1.3
                                                      million of the accounts
                                                      receivable of NSO and
                                                      Donovan (balance at
                                                      December 31, 1995 was
                                                      approximately $135,000).

                                                      The Company, either
                                                      directly or through
                                                      PhysiCare, paid NSO
                                                      $504,878 in 1995 and
                                                      $59,324 in 1994 for
                                                      medical director's fees
                                                      and reimbursement for
                                                      contract labor, property
                                                      and equipment leases, and
                                                      contracted services.
                                                      PhysiCare incurred
                                                      $4,664,267 in cost
                                                      reimbursement and
                                                      management fee expenses
                                                      to a subsidiary of the
                                                      Company in 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders, except for (I) three reports relating to three transactions for Mr. Kauachi, (ii) three reports relating to three transactions for Dr. Donovan, (iii) one report relating to two transactions for Mr. Sanders, and (iv) one report relating to two transactions for Mr. Casey.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

     A copy of the Company's Annual Report for the year ended December 31, 1995, including audited financial statements, as filed with the Securities and Exchange Commission as its Annual Report on Form 10-KSB, as amended (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information on the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a stockholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                             STOCKHOLDER PROPOSALS


     Proposals by stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting not later than January 9, 1997.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     JEFFERSON R. CASEY, Secretary

Houston, Texas

April 12, 1996

                                                                      APPENDIX A

          TEXT OF PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION
            AUTHORIZING A NEW CLASS OF PREFERRED STOCK AND DELETING
                 CERTAIN LIMITATIONS ON THE NUMBER OF DIRECTORS


     1. The first amendment alters or changes Article V of the amended Articles of Incorporation of the Corporation by deleting Article V in its entirety and replacing it with the following:

                                  "ARTICLE V.

     The Corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common." The aggregate number of shares which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, of which Ten Million (10,000,000) shares shall be Preferred Stock, $.01 par value per share, and Fifty Million (50,000,000) shares shall be Common Stock, $.001 par value per share.

     The description of the different classes of capital stock of the Corporation and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                                     PART A
                                PREFERRED STOCK

     The Preferred Stock may be divided into and issued in one or more series as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to establish and designate such series from time to time and, within the limitations prescribed by law or set forth herein, to fix and determine the number and the relative rights and preferences of the authorized shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. The Preferred Stock of all series shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (1) The rate at which dividends, if any, are to accrue with respect to the shares of such series and the dates, terms and other conditions on which such dividends shall be payable;

     (2) The nature of dividends payable with respect to the shares of such series as cumulative, noncumulative or partially cumulative;

     (3) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the price at and the terms and conditions on which the shares of such series may be redeemed;

     (4) The rights and preferences, if any, of the holders of the shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preference;

     (5) Any requirements as to, and the terms and amount of, any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

     (6) The right, if any, to exchange or convert the shares of such series into (i) shares of any other series of the Preferred Stock or, to the extent permitted by law, into shares of any other class of capital stock of the Corporation ranking on a parity with or junior to the Preferred Stock as to dividends or distribution of assets upon liquidation or into other securities of the Corporation or (ii) shares of capital stock or other securities of another Corporation, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined;

     (7) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to any matter presented for that purpose to the shareholders of the Corporation;

     (8) Any obligation of the Corporation to repurchase any or all shares of such series; and

     (9) Any other relative rights and preferences of the shares of such series consistent with these Articles of Incorporation and applicable law.

     The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock. Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

     All or any part of the Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

                                     PART B
                                  COMMON STOCK

     Except as otherwise required by law, each holder of Common Stock shall be entitled to one (1) vote for each share of such Common Stock standing in his name on the books of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to receive pro rata the remaining assets of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment of such dividends.

     All or any part of the Common Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable."

     2. The second amendment alters or changes Article XV of the amended Articles of Incorporation of the Corporation by deleting the first paragraph of
Article XV in its entirety.  The deleted portion of Article XV reads as follows:

     "The number of directors of the Corporation shall be no fewer then two nor more than seven. The exact number of directors shall be fixed from time to time by this Article or by a controlling bylaw, or by the Board of Directors."

                                                                     APPENDIX  B



              DESCRIPTION OF THE PROPOSED SERIES A PREFERRED STOCK


     Dividends. Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cash dividends at eight percent (8%) annual rate per share (with such rate expected to increase from time to time on terms still under negotiation between the Company and the Investor) payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1999, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will accrue and be cumulative from the date of issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors.

     The Series A Preferred Stock will be junior as to dividends to any series or class of the Company's stock hereafter issued that ranks senior as to dividends to the Series A Preferred Stock ("senior dividend stock"), and if at any time the Company has failed to pay or declare and set apart for payment accrued and unpaid dividends on any senior dividend stock, the Company may not pay any dividend on the Series A Preferred Stock. The Series A Preferred Stock will have priority as to dividends over the Common Stock and any other series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Series A Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to dividends and as to liquidation rights to the Series A Preferred Stock) may be paid on, and no purchase, redemption or other acquisition may be made by the Company of, any junior dividend stock unless all accrued and unpaid dividends on the Series A Preferred Stock have been paid or declared and set apart for payment. The Company may not pay dividends on any class or series of the Company's stock having parity with the Series A Preferred Stock as to dividends ("parity dividend stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock and may not pay dividends on the Series A Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or any parity dividend stock, all dividends declared on the Series A Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such parity dividend stock bear to each other. No interest will be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.

     Liquidation Rights. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Series A Preferred Stock will be entitled to receive the liquidation preference of an amount equal to $100 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series A Preferred Stock, but the holders of the shares of the Series A Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred Stock ("senior liquidation stock") has been paid in full. The holders of Series A Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

     Voting Rights. Except as described below or otherwise required by law, the holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the Shareholders entitled to vote on such matters. Holders of Common Stock and the Series A Preferred Stock shall be entitled to notice of any Stockholders' meeting in accordance with the Bylaws of the Company.

     If at any time after the fifth anniversary date, the Company shall have failed to pay the full amount of all accrued dividends, then the number of directors of the Company shall be increased by one and the holders of the Series A Preferred Stock, voting separately as a class, will be entitled to elect one additional director to the Board of Directors at any meeting of Shareholders of the Company at which directors are to be elected held during the period that such dividends remain unpaid. Any such director elected by the holders of the Series A Preferred Stock shall hold office for a term expiring (subject to earlier termination of arrearages) at the next annual meeting of stockholders, and during such term may be removed by the holders of the Series A Preferred Stock. Upon payment in full by the Company of all of its dividend arrearages as well as the dividends for the current period, then the term of such directors shall cease and number of directors constituting the Board of Directors shall be reduced by one.

     In addition, so long as any Series A Preferred Stock is outstanding, the Company will not be able, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock voting separately as a class, to (i) amend, alter or repeal any provision of the Articles of Incorporation of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) authorize or issue, or increase the authorized amount of certain classes or series of the Company's stock, or (iii) sell all or substantially all of the Company's assets or effect any merger, consolidation, share exchange or similar transaction, or enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Company by another entity.

     Optional Conversion Rights. The holder of any shares of Series A Preferred Stock will have the right, at the holder's option, to convert any or all of such shares into Common Stock. Each share of Series A Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the amount a holder would receive upon liquidation, dissolution or winding up of the Company by a conversion price of $3.50 (subject to adjustments as described below) (the "Conversion Price"). No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based upon the reported last sales price for the shares of Common Stock on the day of conversion.

     The Conversion Price will be subject to adjustment in certain events, including (i) the issuance of stock as a dividend on the Common Stock, (ii) subdivisions or combinations of the Common Stock, (iii) the issuance of any Common Stock ,options, convertible securities or rights to purchase Common Stock at a price less than the current Conversion Price, (iv) the distribution to all holders of Common Stock of evidences of indebtedness of the Company, cash (excluding ordinary cash dividends paid out of the Company's retained earnings), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above) or (v) the reclassification, exchange or
substitution of the common stock.   No adjustment of the conversion rate will be
required to be made until cumulative adjustments amount to 1% or more of the conversion rate as last adjusted; however, any adjustment not made is carried forward. The Company and the Investor are continuing to negotiate additional terms upon which the Conversion Price may be adjusted.

     In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any share exchange whereby the Common Stock is converted into other securities, cash or other property, then provision will be made such that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

     Mandatory Conversion. The Company may, at its option, require all of the holders of Series A Preferred Stock to convert their shares into the Company's Common Stock at any time; provided that the Company's Common Stock price has achieved, for a period of thirty (30) consecutive trading days, an average closing trading price on the American Stock Exchange (or an average closing bid price, if on NASDAQ) of $5.50 with an average daily trading volume of not less than 16,500 shares (but not less than 33,000 shares, if on NASDAQ, if NASDAQ continues to count both buys and sells in its calculation of volume) of the Company's Common Stock. All holders of record of the Series A Preferred Stock will be given at least ten (10) days prior notice of such mandatory conversion.

     Registration Rights. The Company has granted certain registrations to the holders of the Series A Preferred Stock with respect to the Common Stock to be obtained upon conversion.


     THE FOREGOING IS A DESCRIPTION OF CONTEMPLATED TERMS OF THE SERIES A PREFERRED STOCK. NEGOTIATIONS REGARDING THE SERIES A PREFERRED STOCK ARE ONGOING AND SUCH TERMS ARE SUBJECT TO CHANGE. IT IS POSSIBLE THAT THE TRANSACTION CONTEMPLATED PURSUANT TO THE INVESTMENT AGREEMENT MAY NOT BE CONSUMMATED AND THAT THE PROPOSED SERIES OF PREFERRED STOCK MAY NOT BE ADOPTED.

                            DRCA MEDICAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Jeff R. Casey and Johnny L. Sanders, each with full power of substitution, as proxies and authorizes them to vote as designated below, all shares of Common Stock of DRCA Medical Corporation (the "Company") owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices at 3 Riverway, Suite 1430, Thursday, May 9, 1996 at 12:00 noon (local time) in Houston, Texas, or any adjournment thereof.
  The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR"
ITEM 2, ITEM 3 AND ITEM 4.
1. Election of Directors of the Company
  [_]  FOR all nominees listed below (except as marked to the contrary).
                                      [_]  WITHHOLD AUTHORITY to vote for all
                                        nominees listed below.
   William F. Donovan, M.D.   Jose E. Kauachi   Thomas M. Conner   Victor M.
                                  Rivera, M.D.
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

  -----------------------------------------------------------------------------
2. Appointment of Price Waterhouse as independent accountants of the Company for the current year.
                    [_]  FOR    [_]  AGAINST    [_]  ABSTAIN
3. Amendment of Articles of Incorporation to authorize a new class of 10,000,000 shares of preferred stock.
                    [_]  FOR    [_]  AGAINST    [_]  ABSTAIN
4. Amendment of Articles of Incorporation to terminate certain limitations on the number of Company directors.
                    [_]  FOR    [_]  AGAINST    [_]  ABSTAIN
5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AS THEY DEEM APPROPRIATE UPON ANY OTHER MATTER THAT PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
                         (Please sign on reverse side)
  This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.

                                             DATED: _____________________, 1996

                                             ----------------------------------
                                                        (Signature)

                                             ----------------------------------
                                                        (Signature)

                                             Please date, sign exactly as your
                                             name appears hereon and mail this
                                             proxy card in the enclosed
                                             envelope. No postage is required.
                                             Where there is more than one
                                             owner, each should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or trustee, please add your title
                                             as such. If executed by a
                                             partnership, this proxy should be
                                             signed in the partnership name by
                                             an authorized person. If executed
                                             by a corporation, this proxy
                                             should be signed by a duly
                                             authorized officer.

                                             [_] Please check this box if you
                                              plan on attending the Annual
                                              Meeting.

                IMPORTANT: COMPLETE APPROPRIATE FORM ON REVERSE